UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on November 10, 2017, Lilis Energy, Inc. (the “Company”) entered into a third amendment to its second lien credit agreement (the “Credit Agreement”), dated April 26, 2017, as amended, by and among the Company, the Guarantors, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, including Värde Partners, Inc., as lead lender, to increase by $25.0 million the amount of delayed draw term loans available for borrowing under the Credit Agreement. On November 15, 2017, the Company borrowed the full $25.0 million of additional delayed draw term loans. Proceeds of the additional loans may be used to fund targeted and potential oil and gas property acquisitions, subject to certain limitations, or drilling and completions costs or for other general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph Daches
Executive Vice President, Chief Financial Officer and Treasurer